As Filed with the Commission on April 30, 1999
                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940               X

        Amendment No. 33                                                      X

                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                (Address of Principal pursuant Executive Offices)

                                               (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                    Copies to:  Burton M. Leibert, Esq.
One South Street                          Willkie Farr & Gallagher
Baltimore, Maryland  21202                One Citicorp Center
(Name and Address of Agent for Service)   153 East 53rd Street
                                          New York, New York 10022

                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios comprises fifteen portfolios. This Amendment to the Registration Statement relates only to Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Index Portfolio, and U.S.
Bond Index Portfolio.

BT Investment Portfolios

Liquid Assets Portfolio
EAFE Equity Index Portfolio
Small Cap Index Portfolio
U.S. Bond Index Portfolio

PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.
Beneficial interests in the BT Investment Portfolios (the "Trust") are divided into separate series, each having distinct investment objectives and policies, four of which, Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio (each a "Portfolio" and collectively, the "Portfolios"), are described herein.

The investment objective of the Liquid Assets Portfolio is a fundamental policy which may only be changed by a majority vote of the investors in the Portfolio. The investment objective of each of the EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

LIQUID ASSETS PORTFOLIO
The Portfolio seeks a high level of current income to the extent consistent with liquidity and the preservation of capital. The Portfolio seeks to accomplish this investment objective by investing primarily in high quality money market instruments.

EAFE EQUITY INDEX PORTFOLIO
The Portfolio seeks to match, as closely as possible, before expenses, the performance of the EAFE(R) Index. The Fund invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

SMALL CAP INDEX PORTFOLIO
The Portfolio seeks to match, as closely as possible (before expenses), the performance of the Russell 2000 Index, which emphasizes stocks of small U.S. companies. The Fund invests for capital appreciation, not income; any dividend and interest income is incidental to the pursuit of its objective.

U.S. BOND INDEX PORTFOLIO
The Portfolio seeks to match, as closely as possible, before expenses, the performance of the Lehman Bond Index.

There can be no assurance that the investment objective of the Portfolios will be achieved. Additional information about the investment policies of the Portfolios appear in Part B of this Registration Statement. The Registrant incorporates by reference information concerning the

Portfolios' investment objective and policies and risk factors associated with investments in the Portfolios from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks," and "Organizational Structure," in Institutional Liquid Assets Fund's, EAFE Equity Index Fund's, Small Cap Index Fund's and U.S. Bond Index Fund's (each a "Feeder Fund") prospectuses (the "Feeder Fund's Prospectus").

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
Capitalized terms used in this Part A have the same meaning as in the Feeder Funds' prospectuses. Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in each Feeder Fund's Prospectus.

The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolios. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Trust has fifteen series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, Pacific Basin Equity Portfolio, Latin American Equity Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio, BT PreservationPlus Portfolio, PreservationPlus Income Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio, European Equity Portfolio and Global Equity Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Calculating the Fund's Share Price," "Buying and Selling Fund Shares," and "Dividends and Distributions," and "Tax Considerations" in each Feeder Fund Prospectus.

Each investor in the Portfolios may add to or reduce its investment in each Portfolio on each Portfolio Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in each Portfolio will be determined by multiplying the net asset value of a Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in each Portfolio as of the Valuation Time, on the following business day of each Portfolio.

The "net income" of each Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of each Portfolio, less (ii) all actual and accrued expenses of each Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of each Portfolio is allocated pro rata among the investors in each Portfolio. The Net Income is accrued daily and distributed monthly to the investors in each Portfolio.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 7.  SHAREHOLDER INFORMATION.
Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in each Feeder Fund's Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolios may be made without a sales load. All investments are made at the net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. Liquid Assets Portfolio's securities are valued at amortized cost, which the Trustees of the Trust have determined in good faith, constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used with respect to the Liquid Assets Portfolio until such time as the Trustees of the Trust determine that it does not constitute fair value for such purposes. The portfolio securities of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolios reserve the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Trust and ICC Distributors, Inc. ("ICC") reserve the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

The placement agent for the Trust is ICC. The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Trust.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in each Feeder Fund's Prospectus.

ITEM 8.  DISTRIBUTION ARRANGEMENTS
The Registrant incorporates by reference information concerning its Master-Feeder structure from the sections entitled "Organizational Structure" in each Feeder Fund's Prospectus.


BT Investment Portfolios
Liquid Assets Portfolio
EAFE Equity Index Portfolio
Small Cap Index Portfolio
U.S. Bond Index Portfolio

PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

The Prospectus of the Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio (each a "Portfolio"), series of BT Investment Portfolios, dated April 30, 1999, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolios and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolios at 1-800-730-1313

TABLE OF CONTENTS
-----------------
FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS
MANAGEMENT OF THE FUND
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES
CAPITAL STOCK AND OTHER SECURITIES
PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED
TAXATION OF THE FUND
UNDERWRITERS
CALCULATION OF PERFORMANCE DATA
FINANCIAL STATEMENTS

ITEM 11.  GENERAL INFORMATION AND HISTORY.

The Trust was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.
The Trust is a no-load, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolios from the sections entitled "Investment Objectives, Policies and Restrictions" in the Statement of Additional Information of BT Institutional Funds---Institutional Liquid Assets Fund and BT Advisor Funds---EAFE Equity Index Fund, Small Cap Index Fund and U.S. Bond Index Fund (each a "Feeder Fund") (each the "Feeder Fund's SAI"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs.

ITEM 13.  MANAGEMENT OF THE FUND.
Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trusts" in each Feeder Fund's SAI.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
As of April 1, 1999, Institutional Liquid Assets Fund owned approximately 100% of the value of the outstanding interests in the Liquid Assets Portfolio. As of April 1, 1999, EAFE Equity Index Fund-Institutional Class owned approximately 100% of the value of the outstanding interests in the EAFE Equity Index Portfolio. As of April 1, 1999, Small Cap Index Fund - Institutional Class owned approximately 100% of the value of the outstanding interests in the Small Cap Index Portfolio. As of April 1, 1999, U.S. Bond Index Fund-Institutional Class owned approximately 100% of the value of the outstanding interests in the U.S. Bond Index Portfolio. Because each Feeder Fund controls its Portfolio, it may take actions without the approval of any other investor in its Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled "Management of the Trusts " in each Feeder Fund's SAI.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives, Policies and Restrictions--Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Trust will all vote together in certain circumstances

(e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolio, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolios), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolios) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

Investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.
Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the sections entitled "Valuation of Securities; Redemptions and Purchases in Kind" in each Feeder Fund's SAI.

ITEM 19. TAXATION OF THE FUND.
Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in each Feeder Fund's SAI.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.
The placement agent for the Trust is ICC Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
Liquid Assets Portfolio's financial statements are hereby incorporated by reference from the Annual Report of BT Institutional Funds---Institutional Liquid Assets Fund dated December 31, 1998 (33-34079 and 811-6071) and have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, as experts in accounting and auditing.

The financial statements of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio are hereby incorporated by reference from BT Advisor Funds' Annual Report dated December 31, 1998 (File Nos. 33-62103 and 811-7347) and have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, as experts in accounting and auditing.

PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS

(a)     Declaration of Trust of the Registrant; 3
        (1)    First Amendment to Declaration of Trust; *
        (2)    Second Amendment to Declaration of Trust; *
        (3)    Third Amendment to Declaration of Trust; *
        (4)    Fourth Amendment to Declaration of Trust; *
        (5)    Fifth Amendment to Declaration of Trust; *
        (6)    Sixth Amendment to Declaration of Trust; *
        (7)    Amendment No. 7 to Declaration of Trust of BT Investment
               Portfolios; 7
        (8)    Amendment No. 8 to Declaration of to Declaration of Trust of BT
               Investment Portfolios; 10
        (9)    Amendment No. 9 to Declaration of Trust of BT Investment
               Portfolios; 14
        (10)   Amendment No. 10 to Declaration of Trust of BT Investment
               Portfolios; 14
        (11)   Amendment No. 11 to Declaration of Trust of BT Investment
               Portfolios; 14
(b)     By-Laws of the Registrant; 3
(c)     Not Applicable;
(d)     Investment Advisory Agreement between the Registrant and Bankers Trust
               Company ("Bankers Trust"); 3
        (1)    Sub-Investment Advisory Agreement between Bankers Trust and BT
               Fund Managers International
               Limited; 2
        (2)    Schedule of fees under Investment Advisory Agreement; 4
        (3)    Investment Advisory Agreement between International Equity
               Portfolio and the Registrant and
               Bankers Trust; 12
        (4)    Form of Investment Advisory Agreement for Pacific Basin Equity
               Portfolio; 12
        (5)    Form of Sub-Investment Advisory Agreement for Pacific
               Basin Equity Portfolio; 12
        (6)    Exhibit A to Investment Advisory
               Agreement; 14
        (7)    Sub-Investment Advisory Agreement between Bankers Trust Company and BT Funds Management
               (International) Limited on behalf of Pacific Basin Equity
               Portfolio and Latin American
               Equity Portfolio; 13
        (8)    Exhibit A to Sub-Investment Advisory Agreement between Bankers
               Trust and BT Funds Management
               (International) Limited; 14
(e)     Not Applicable;
(f)     Not Applicable;
(g)     Custodian Agreement between Bankers Trust and BT Investment Portfolio;
        (1)    Amendment #1 to Exhibit A of the Custodian Agreement; 12
        (2)    Amendment #2 to Exhibit A of the Custodian Agreement; 12
        (3)    Amendment #3 to Exhibit A of the Custodian Agreement; 14
        (4)    Amendment #4 to Exhibit A of the Custodian Agreement; 14
(h)     (1)    Administration and Services Agreement between Registrant and
               Bankers Trust; 1
        (2)    Exclusive Placement Agent Agreement; 8
        (3)    Exhibit A to Exclusive Placement Agent Agreement; filed herewith.

        (4)    Exhibit D to the Administration and Services Agreement; 14
        (5)    Expense Limitation Agreement; 13
(i)     Not Applicable;
(j)     Not Applicable;
(k)     Not Applicable;
(l)     (1)    Investment Representation letters of initial investors; 1
        (2)    Investment Representation Letters of Initial Investors, EAFE(R)
               Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500
               Equal Weighted Index Portfolio, Small Cap Index Portfolio; 4
(m)     Not Applicable.
(n)     Financial Data Schedule; filed herewith;
(o)     Not Applicable.

*       Previously Filed.
1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.
2. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on September 20, 1993.
3. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.
4. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.
7. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.
8. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.
10. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.
11. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.
12. Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the Commission on April 30, 1997.
13. Incorporated by reference to Amendment No. 31 to Registrant's Registration Statement as filed with the Commission on January 28, 1999.
14. Incorporated by reference to Amendment No. 32 to Registrant's Registration Statement as filed with the Commission on February 5, 1999.

ITEM 24. Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.  Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Bankers Trust serves as investment adviser to the Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are engaged in any other business, profession, vocation or employment of a substantial nature.

Lee A. Ault III, 62
Director, Bankers Trust and Bankers Trust Corporation since 1997; Private Investor; Former Chairman and Chief Executive Officer, Telecredit, Inc.; and Director, Equifax, Inc., Office Depot, Inc., Sunrise Medical Inc. and Pacific Crest Outward Bound School.

Neil R. Austrian, 59
Director, Bankers Trust and Bankers Trust Corporation since 1997; President and Chief Operating Officer, National Football League; Director, Rafac Technology and Office Depot, Inc.; and Trustee of Swarthmore College.

George B. Beitzel, 70
Director, Bankers Trust and Bankers Trust Corporation since 1977; Retired Senior Vice President and Director, International Business Machines Corporation; Director, Computer Task Group, Phillips Petroleum Company, and Staff Leasing; and Chairman Emeritus, Amherst College and Colonial Williamsburg Foundation.

Mark Bieler, 53
Executive Vice President, Bankers Trust Corporation since 1987; Managing Director, Bankers Trust since 1992; Executive Vice President, Bankers Trust 1987-1992; and Senior Vice President and head of the Human Resources Department since 1985.

Mary Cirillo, 51
Executive Vice President, Bankers Trust Corporation and Managing Director, Bankers Trust since June 1997. Ms. Cirillo formerly held many positions in her 20-year career at Citicorp, including division executive from 1989 to 1992; senior corporate officer for the business evaluation and corporate re-engineering unit from 1993 to 1994; and Senior Vice President of Global Finance Operations and Technology from 1994 to 1997. She is head of Bankers Trust's Global Institutional Services business.

Richard H. Daniel, 52

Vice Chairman and Chief Financial Officer (Principal Financial Officer), Bankers Trust Corporation and Bankers Trust since 1996; Vice Chairman, Bankers Trust Corporation since April 1997; Controller, Bankers Trust Corporation and Bankers Trust from 1996 to July 1998; Executive Vice President, Bankers Trust Corporation from 1996 to April 1997; Vice Chairman, Bankers Trust since September 1997; Managing Director, Bankers Trust from 1996 to September 1997. Mr. Daniel formerly held the positions of chief financial officer of Federal Home Loan Mortgage Corporation from 1994 to 1996, and executive vice president and director of financial analysis and planning at BankAmerica Corporation from 1987 to 1994.

Yves C. de Balmann, 52
Vice Chairman, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1995 to 1997; Managing Director, Bankers Trust from 1988 to September 1997; and Co-Chairman and Co-Chief Executive Officer, BT Alex. Brown Incorporated.

Robert A. Ferguson, 53Executive Vice President, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1995 to 1997; Managing Director, Bankers Trust since 1985 and Bankers Trust Australia Limited since 1986.

Phillip A. Griffiths, 60
Director, Bankers Trust and Bankers Trust Corporation since 1994; Director, Institute for Advanced Study; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; Member, National Academy of Sciences, American Academy of Arts and Sciences and American Philosophical Society; Chairman and Member, Nominations Committee and Committee on Science and Engineering Indicators, National Science board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy; and Former Member of the board of directors, Research Triangle Institute.

Duncan P. Hennes, 42
Executive Vice President, Bankers Trust Corporation since September 1998; Treasurer, Bankers Trust Corporation and Bankers Trust since September 1998; Senior Vice President, Bankers Trust Corporation from 1990 to 1998; Managing Director, Bankers Trust since 1990. Mr. Hennes is head of Bankers Trust's Trading and Sales business and responsible for Treasury/Funding and Arbitrage.

William R. Howell, 63
Director, Bankers Trust and Bankers Trust Corporation since 1986; Chairman Emeritus, J.C. Penney Company, Inc.; Director, Exxon Corporation, Halliburton Company, Warner-Lambert Company, Williams, Inc., Central & South West Corp., and the National Retail Federation; and Chairman, Southern Methodist University Board of Trustees.

Vernon E. Jordan, Jr., 63
Director, Bankers Trust and Bankers Trust Corporation since 1972; Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP, Attorneys-at-law, Washington, D.C. and Dallas, Texas; Former President, National Urban League, Inc.; Director, American Express Company, Chancellor

Media Corporation, Dow Jones, Inc., J.C. Penney Company, Inc., Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation; and Trustee, The Ford Foundation and Howard University.

Eugene A. Ludwig, 52
Vice Chairman, Bankers Trust Corporation and Bankers Trust since May 1998. Mr. Ludwig formerly held the positions of Comptroller of the Currency of the United States from 1993 to April 1998, Chairman of the Federal Financial Institutions Examination Council, Chairman of Neighborhood Housing Services, and director of the Federal Deposit Insurance Corporation. Mr. Ludwig is head of the Control Committee and Capital Commitment Committee and responsible for risk and control, legal, regulatory and other governmental issues central to implementing global strategies in securities underwriting, lending and related businesses. In addition, Mr. Ludwig is responsible for the Firm's corporate responsibility area.

Joseph A. Manganello, Jr., 63
Executive Vice President and Chief Credit Officer, Bankers Trust Corporation since 1988; Managing Director of Bankers Trust since 1992; and Chief Credit Officer of Bankers Trust since 1984; Executive Vice President of Bankers Trust 1982-1992; Department Head of the United States Department of Bankers Trust prior to 1984. He is in charge of the Credit Risk Management Department.

I. David Marshall, 52
Executive Vice President and Chief Information Officer of Bankers Trust Corporation and Managing Director and Chief Information Officer of Bankers Trust since October 1996. Mr. Marshall formerly held the positions of executive vice president and chief information officer of Canadian Imperial Bank of Commerce from June 1995 to October 1996; group executive for Information Systems & Operations and a member of the Executive Committee at Unitel Communications, Inc., the operating arm of AT&T in Canada from 1993 to 1995; and from 1977 to 1993 he served with the Canadian Government consecutively as assistant auditor general; assistant deputy minister, Information Technology for Revenue Canada and assistant deputy minister, Information Technology for Employment and Immigration Canada.

Hamish Maxwell, 72
Director of Bankers Trust and Bankers Trust Corporation since 1984; Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Sola International Inc., and Chairman, WPP Group plc.

Rodney A. McLauchlan, 45
Executive Vice President, Bankers Trust Corporation since April 1997; Senior Vice President, Bankers Trust Corporation from 1992 to April 1997; Managing Director, BT Alex. Brown since September 1997; Managing Director, BT Securities Corporation from 1995 to 1997; Managing Director, Bankers Trust from 1987 to 1995. As of 1998, he is Chairman of the Global Banking Group and is head of Bankers Trust's Latin American Investment Banking business. Mr. McLauchlan also chairs the Latin American and Asian Advisory Boards and the Client Committee.

Frank N. Newman, 56
Director, Bankers Trust and Bankers Trust Corporation since 1995; Chairman of the Board, Chief Executive Officer and President, Bankers Trust and Bankers Trust Corporation; Former Deputy Secretary, United States Treasury; Former Vice Chairman of the Board and Director, BankAmerica Corporation and Bank of America NT&SA; Director, Dow Jones, Inc.; Trustee, Carnegie Hall; and Member, Board of Overseers, Joan & Sanford I Weill Medical College and Joan & Sanford I. Weill Graduate School of Medical Sciences of Cornell University.

N.J. Nicholas Jr., 59
Director of Bankers Trust and Bankers Trust Corporation since 1989; Investor; Former Co-chief Executive Officer of Time Warner Inc. Director, Boston Scientific Corporation, Priceline.com Inc. and Xerox Corporation.

Russell E. Palmer, 64
Director, Bankers Trust and Bankers Trust Corporation since 1988; Chairman and Chief Executive Officer, The Palmer Group; Former Dean, The Wharton School, University of Pennsylvania; Former Chief Executive Officer, Touche Ross & Co. (now Deloitte & Touche). Director, Allied-Signal Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, The May Department Stores Company and Safeguard Scientifics, Inc.; and Trustee, the University of Pennsylvania.

Mayo A. Shattuck III, 44
Vice Chairman, Bankers Trust Corporation since September 1997. He formerly held the positions of President and Chief Operating Officer of Alex. Brown Incorporated from 1991 to September 1997. He is Co-Chairman and Co-Chief Executive Officer of BT Alex. Brown Incorporated.

Donald L. Staheli, 67
Director, Bankers Trust and Bankers Trust Corporation since 1996;Retired Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Continental Grain Company, ContiFinancial Corporation, Prudential Insurance Company of America and America's Promise; and Chairman, The Points of The Light Foundation.

Patricia Carry Stewart, 70
Director, Bankers Trust and Bankers Trust Corporation since 1977; Former Vice President, The Edna McConnell Clark Foundation (a charitable foundation); Chair, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University; and a life member, Board of Overseers, Joan & Sanford I Weill Medical College and Joan & Sanford I. Weill Graduate School of Medical Sciences of Cornell University.

G. Richard Thoman, 54
Director, Bankers Trust and Bankers Trust Corporation since 1997; President, Chief Operating Officer and Director, DaimlerChrysler AG, Union Bancaire Privee (Switzerland), General Electric Investments Equity Advisory Board, Yale School of Management Advisory Board, Fletcher School of Law and Diplomacy Advisory Board, the INSEAD U.S. Advisory Board and

The Americas Society; President, Chief Executive Officer and Director, Fuji Xerox Corporation, Ltd.; and Member, Council on Foreign Relations.

George J. Vojta, 63
Director, Bankers Trust and Bankers Trust Corporation since 1997; Vice Chairman of the Board, Bankers Trust and Bankers Trust Corporation; Director, Alicorp, S.A., Globeset and Private Export Funding Corp.; Member, New York State Banking Board; Vice Chairman of the Board of Trustees, St. Luke's-Roosevelt Hospital Center; Partner, New York City Partnership; Chairman, Wharton Financial Services Center; and Member, Bretton Woods Committee.

Paul A. Volcker, 71
Director, Bankers Trust and Bankers Trust Corporation since 1996; Former Chairman and Chief Executive Officer, Wolfensohn & Co., Inc.; Former Chairman, Board of Governors of the Federal Reserve System; Director, Nestle S.A., Prudential Insurance Company of America, American Council on Germany, Council on Foreign Relations and The Japan Society; Trustee, The American Assembly; and Member, the advisory boards of several international corporations.

Melvin A. Yellin, 56
Executive Vice President and General Counsel, Bankers Trust Corporation and Managing Director and General Counsel of Bankers Trust since 1996; Senior Vice President (Chief Legal Officer), Bankers Trust Corporation and Managing Director (Chief Legal Officer) of Bankers Trust since 1995; Managing Director and Deputy General Counsel, Bankers Trust from 1992 to 1995; Vice President and Counsel, Bankers Trust from 1981 to 1992. He is in charge of the Legal Department.

Certain of the executive officers held the Senior Managing Director title for a portion of 1996 and 1997. Bankers Trust eliminated the title effective January 1, 1998 and reverted to the use of the Managing Director title as the most senior title below that of Vice Chairman.

ITEM 27. Principal Underwriters.

ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, and Asset Management Portfolio.

(b) Unless otherwise stated, the principal business address is Two Portland Square, Portland, Maine 04101.

(1)                             (2)                           (3)
Name and Principal Business     Position and Offices with     Position and Offices with
Address                         Distributor                   the Registrant
John Y. Keffer                  President                     None
Sara M. Morris                  Treasurer                     None



David I. Goldstein              Secretary                     None
Benjamin L. Niles               Vice President                None
Margaret J. Fenderson           Assistant Treasurer           None
Dana L. Lukens                  Assistant Secretary           None
Nanette K. Chern                Chief Compliance Officer      None

(c) None

ITEM 28. Location of Accounts and Records.

Registrant: One South Street, Baltimore, Maryland  21202.

Bankers Trust Company (Investment Adviser, Custodian and Administrator): 130 Liberty Street, New York, New York 10006.

Investors Fiduciary Trust Company (Transfer Agent and Dividend Disbursing Agent): 127 West 10th Street, Kansas City, MO 64105.

ICC Distributors, Inc. (Placement Agent and Sub-Administrator): Two Portland Square, Portland, Maine 04101.

ITEM 29. MANAGEMENT SERVICES.

Not Applicable

ITEM 32. UNDERTAKINGS.

Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this Amendment No. 33 to its Registration Statement to be signed on its behalf by the undersigned, duly authorized in the City of Baltimore and the State of Maryland, on the 26th day of April, 1999.

                                    BT INVESTMENT PORTFOLIOS

                             By:    /s/ Daniel O. Hirsch
                                    Secretary
                                    April 26, 1999